UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

VACCITECH PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Schrödinger Building

Heatley Road

The Oxford Science Park

Oxford OX4 4GE

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares	VACC	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents on (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market.

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2021, Vaccitech plc (“Vaccitech”) executed an Agreement and Plan of Merger and Reorganization (the “Agreement”) by and among the Vaccitech, VA Merger Sub 1 Inc., a Delaware corporation and a wholly owned subsidiary of Vaccitech (“Merger Sub 1”), VA Merger Sub 2, a Delaware corporation and wholly owned subsidiary of Vaccitech (“Merger Sub 2”), Avidea Technologies, Inc., a Delaware corporation (“Avidea”), and Benjamin Eisler, solely in his capacity as securityholder representative, pursuant to which, among other things, Vaccitech acquired 100% of the fully diluted equity of Avidea. On December 10, 2021, the parties closed the transactions contemplated by the Agreement. Merger Sub 1 merged with and into Avidea, with Avidea surviving as a wholly owned subsidiary of Vaccitech (the “First Merger”). Promptly following the First Merger, and as part of the same overall transaction, Avidea merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned direct subsidiary of Vaccitech (the “Second Merger”, and together with the First Merger, the “Mergers”).

Pursuant to the terms of the Agreement, Vaccitech acquired Avidea for an up-front amount of $40.0 million (the “Upfront Consideration”), approximately $12.5 million of which is payable in cash, subject to certain adjustments, and $27.5 million of which is payable with Vaccitech’s American Depositary Shares, each representing one ordinary share of Vaccitech (the “ADSs”), valued at $12.71 per ADS (based on the volume weighted average trading price of the ADSs from October 27, 2021 through December 8, 2021). In addition, Avidea’s stockholders may be entitled to receive an aggregate of up to $40.0 million in additional payments payable in a mixture of cash and ADSs upon the achievement of certain milestones (the “Milestones”). The consideration payable pursuant to each Milestone is referred to herein as the “Milestone Consideration”.

A portion of the Upfront Consideration will be reserved as an indemnity fund against which Vaccitech may recover for indemnification claims.

Subject to the terms and conditions of the Agreement, at the Closing of the Mergers (i) each outstanding share of capital stock of Avidea was converted into the right to receive the number of ADSs and a cash payment as specified in the Agreement, and, if a Milestone if achieved, the applicable portion of such Milestone Consideration tied to such Milestone, (ii) each outstanding and unexercised vested Avidea stock option was cancelled, terminated and extinguished and the holder thereof became entitled to the right to receive the number of ADSs and a cash payment as specified in the Agreement, and, if a Milestone if achieved, the applicable portion of such Milestone Consideration tied to such Milestone, (iii) each outstanding and unexercised unvested Avidea stock option was cancelled and terminated without any exercise or conversion or payment of any cash or other consideration, and (iv) each outstanding and unexercised vested Avidea warrant was canceled and the holder thereof became entitled to the right to receive the number of ADSs and a cash payment as specified in the Agreement, and, if a Milestone if achieved, the applicable portion of such Milestone Consideration tied to such Milestone.

A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Agreement. It is not intended to provide any other factual information about Vaccitech, Avidea or their respective subsidiaries and affiliates. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, as well as by information contained in Vaccitech’s periodic reports filed with the Securities and Exchange Commission, and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Vaccitech, Avidea or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Vaccitech’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See the disclosure under Item 1.01 of this Current Report on Form 8-K which is incorporated into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this Current Report on Form 8-K which is incorporated into this Item 3.02 by reference. The issuance of the ADSs pursuant to the Agreement was made in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Rule 506 of Regulation D promulgated under the Securities Act or Section 4(a)(2) of the Securities Act in that (a) the ADSs will be issued to accredited investors or not more than 35 non-accredited investors; (b) the disclosure requirements of Rule 502(b) of Regulation D have been met; and (c) the offer and sale of the ADSs was not accomplished by means of any general advertising or general solicitation.

Item 7.01	Regulation FD Disclosure.

On December 13, 2021, Vaccitech issued a press release announcing the closing of the transaction. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

On December 14, 2021, an overview of the Mergers was presented at a virtual event. A copy of the presentation is attached as Exhibit 99.2 and is incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
2.1†*	Agreement and Plan of Merger and Reorganization, dated December 9, 2021, by and among Vaccitech plc, VA Merger Sub 1 Inc., VA Merger Sub 2 Inc., Avidea Technologies Inc., and Benjamin Eisler, as the Securityholder Agent
99.1	Press release issued by Vaccitech plc on December 13, 2021
99.2	Presentation: Acquisition of Avidea Technologies, dated December 14, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

† Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the U.S. Securities and Exchange Commission.

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vaccitech plc hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccitech plc

Date: December 14, 2021	By:	/s/ William Enright
William Enright
Chief Executive Officer